SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PACIFIC ETHANOL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PACIFIC ETHANOL, INC.
400 Capitol Mall, Suite 2060
Sacramento, California  95814

November 19, 2009

Dear Fellow Stockholders:

We cordially invite you to attend the 2009 Annual Meeting of stockholders of Pacific Ethanol, Inc., which will be held at 9:00 a.m., local time, on December 29, 2009 at 400 Capitol Mall, Suite 2060, Sacramento, California  95814.  All stockholders of record at the close of business on November 12, 2009 are entitled to vote at the Annual Meeting.  The formal meeting notice and Proxy Statement are attached.

At this year’s Annual Meeting, stockholders will be asked to elect seven directors and ratify the appointment of Hein & Associates LLP to serve as our independent registered public accounting firm for the year ending December 31, 2009.  In addition, stockholders will transact any other business that may properly come before the meeting.  A report on the business operations of Pacific Ethanol will also be presented at the meeting and stockholders will have an opportunity to ask questions.

This year, in accordance with rules adopted by the United States Securities and Exchange Commission, we are using the Internet as our primary means of furnishing proxy materials to our stockholders.  Accordingly, most stockholders will not receive paper copies of our proxy materials.  We will instead send our stockholders a notice with instructions for accessing the proxy materials and voting electronically over the Internet or by telephone.  The notice also provides information on how stockholders may request paper copies of our proxy materials.  We believe this new rule will help us reduce the environmental impact and costs of printing and distributing paper copies and improve the speed and efficiency by which our stockholders can access these materials.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting and we urge you to vote as soon as possible. As an alternative to voting in person at the Annual Meeting, you may vote electronically over the Internet or by telephone, or if you receive a proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form. Timely voting by any of these methods will ensure your representation at the Annual Meeting.

We look forward to seeing you December 29th.

Sincerely, William L. Jones, Chairman of the Board

PACIFIC ETHANOL, INC.
NOTICE OF THE 2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 29, 2009
__________________________

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of stockholders of Pacific Ethanol, Inc., a Delaware corporation, will be held at 9:00 a.m., local time, on December 29, 2009 at our corporate headquarters at 400 Capitol Mall, Suite 2060, Sacramento, California  95814, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

1.
To elect seven directors to serve on our Board of Directors until the next annual meeting of stockholders and/or until their successors are duly elected and qualified.  The nominees for election are William L. Jones, Neil M. Koehler, Terry L. Stone, John L. Prince, Douglas L. Kieta, Larry D. Layne and Michael D. Kandris.

2.	To ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm for the year ending December 31, 2009.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

All stockholders of record at the close of business on November 12, 2009 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

We cordially invite all stockholders to attend the Annual Meeting in person.  Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting.  As an alternative to voting in person at the Annual Meeting, you can vote your shares electronically over the Internet, or if you receive a proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of our capital stock as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership.

By Order of the Board of Directors, William L. Jones, Chairman of the Board

Sacramento, California
November 19, 2009

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.  PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY.  TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING PLEASE PROMPTLY SUBMIT YOUR PROXY OR VOTING INSTRUCTION ELECTRONICALLY OVER THE INTERNET OR BY TELEPHONE, OR IF YOU RECEIVE A PAPER PROXY CARD OR VOTING INSTRUCTION FORM, YOU MAY MAIL THE COMPLETED PROXY CARD OR VOTING INSTRUCTION FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

INTERNET AVAILABILITY OF PROXY MATERIALS

THIS YEAR, IN ACCORDANCE WITH RULES ADOPTED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION, WE ARE USING THE INTERNET AS OUR PRIMARY MEANS OF FURNISHING PROXY MATERIALS TO OUR STOCKHOLDERS. CONSEQUENTLY, MOST STOCKHOLDERS WILL NOT RECEIVE PAPER COPIES OF OUR PROXY MATERIALS. WE WILL INSTEAD SEND EACH STOCKHOLDER A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS WITH INSTRUCTIONS FOR ACCESSING OVER THE INTERNET THE PROXY MATERIALS, INCLUDING OUR PROXY STATEMENT AND ANNUAL REPORT, AND VOTING ELECTRONICALLY OVER THE INTERNET. THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS ALSO PROVIDES INFORMATION ON HOW STOCKHOLDERS MAY OBTAIN PAPER COPIES OF OUR PROXY MATERIALS IF THEY SO CHOOSE. WE BELIEVE THIS NEW RULE WILL HELP PACIFIC ETHANOL REDUCE THE ENVIRONMENTAL IMPACT AND COSTS OF PRINTING AND DISTRIBUTING PAPER COPIES AND IMPROVE THE SPEED AND EFFICIENCY BY WHICH YOU CAN ACCESS THESE MATERIALS. IF YOU PREVIOUSLY ELECTED TO RECEIVE OUR PROXY MATERIALS ELECTRONICALLY, THESE MATERIALS WILL CONTINUE TO BE SENT VIA EMAIL UNLESS YOU CHANGE YOUR ELECTION.

PACIFIC ETHANOL, INC.

PROXY STATEMENT
FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 29, 2009
__________________________

PACIFIC ETHANOL, INC.

PROXY STATEMENT
FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 29, 2009
__________________________

VOTING AND PROXY

This Proxy Statement is being furnished in connection with the solicitation of proxies by our board of directors (“Board”) for use at the 2009 Annual Meeting of stockholders to be held at 9:00 a.m., local time, on December 29, 2009 at 400 Capitol Mall, Suite 2060, Sacramento, California  95814, and at any adjournment(s) or postponement(s) of the Annual Meeting.  This Proxy Statement is first being mailed to stockholders on or about November 19, 2009.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2008, as amended, has been provided concurrently with this proxy statement (or made available electronically, for stockholders who elected to access these materials over the Internet) to all stockholders entitled to notice of and to vote at the Annual Meeting.  The Annual Report is not to be regarded as proxy soliciting material or as a communication through which any solicitation of proxies is made.

If you are a “registered holder,” that is your shares are registered in your own name through our transfer agent, and you are viewing this proxy over the Internet you may vote electronically over the Internet.  For those stockholders who receive a paper proxy in the mail, you may also vote electronically over the Internet or by telephone or by completing and mailing the proxy card provided.  The website identified in our Notice of Internet Availability of Proxy Materials provides specific instructions on how to vote electronically over the Internet.  Those stockholders who receive a paper proxy by mail, and who elect to vote by mail, should complete and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials.

If your shares are held in “street name,” that is, your shares are held in the name of a brokerage firm, bank or other nominee, you will receive instructions from your record holder that must be followed for your record holder to vote your shares per your instructions.  Your broker will be sending you a Notice of Internet Availability which contains instructions on how to access the website to vote your shares. I f, however, you have elected to receive paper copies of our proxy materials from your brokerage firm, bank or other nominee, you will receive a voting instruction form.  Please complete and return the enclosed voting instruction form in the addressed, postage paid envelope provided.

Stockholders who have previously elected to access our proxy materials and annual report electronically over the Internet will continue to receive an email, referred to in this proxy statement as an email notice, with information on how to access the proxy information and voting instructions.

Only proxy cards and voting instruction forms that have been signed, dated and timely returned and only proxies that have been timely voted electronically will be counted in the quorum and voted.  The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time, Monday, December 28, 2009.

Stockholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

You may also vote your shares in person at the Annual Meeting.  If you are a registered holder, you may request a ballot at the Annual Meeting.  If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the record holder (e.g., your broker) and bring it with you to the Annual Meeting.  We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you receive more than one Notice of Internet Availability of Proxy Materials, email notice, proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please vote your shares held in each account to ensure that all of your shares will be voted.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

If your proxy is properly submitted, the shares represented thereby will be voted at the Annual Meeting in accordance with your instructions. If you are a registered holder and you do not specify how the shares represented thereby are to be voted, your shares will be voted (i) “FOR” the election of each of the seven nominees to our Board listed in the proxy, (ii) “FOR” the approval of Proposal Two, and (iii) in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting, as well as any procedural matters.  If your shares are held in street name and you do not specify how the shares represented thereby are to be voted, your broker may exercise its discretionary authority to vote on Proposals One and Two.

If your shares are registered in your name, you may revoke or change your vote at any time before the Annual Meeting by voting again electronically over the Internet or telephone, or by filing a notice of revocation or another proxy card with a later date with our Secretary at Pacific Ethanol, Inc., 400 Capitol Mall, Suite 2060, Sacramento, California 95814.  If you are a registered stockholder and attend the Annual Meeting and vote by ballot, any proxy that you submitted previously to vote the same shares will be revoked automatically and only your vote at the Annual Meeting will be counted.  If your shares are held in street name, you should contact the record holder to obtain instructions if you wish to revoke or change your vote before the Annual Meeting; please note that if your shares are held in street name, your vote in person at the Annual Meeting will not be effective unless you have obtained and present a proxy issued in your name from the record holder.

At the close of business on November 12, 2009, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, we had issued and outstanding 57,636,828 shares of common stock held by 509 holders of record and 2,346,152 shares of Series B Cumulative Convertible Preferred Stock (“Series B Preferred Stock”) held by five holders of record.  Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting or at any adjournment(s) or postponement(s) of the meeting.

Each share of our common stock issued and outstanding on the record date entitles the holder of that share to one vote at the Annual Meeting for all matters to be voted on at the meeting.  Each share of our Series B Preferred Stock issued and outstanding on the record date entitles the holder of that share to three votes at the Annual Meeting for all matters to be voted on at the meeting.

The holders of a majority of the voting power of our issued and outstanding capital stock and entitled to vote on a proposal at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for purposes of voting on such proposal.  Votes cast at the Annual Meeting will be tabulated by the person or persons appointed by us to act as inspectors of election for the meeting.  Shares of our common stock and our Series B Preferred Stock represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), as well as abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

An “abstention” is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote.  “Broker non-votes” are shares of voting stock held in record name by brokers and nominees concerning which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity, or (iii) the record holder has indicated on the proxy or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter.

Abstentions and broker non-votes are not be included in the vote totals for the election of directors and therefore will have no effect on the vote for that proposal.  For Proposal Two, which requires for approval the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal, abstentions but not broker non-votes will be treated as shares present and entitled to vote on the proposals.  Applying that standard, an abstention will have the effect of a vote “against” Proposal Two, and a broker non-vote will reduce the absolute number (although not the percentage) of the affirmative votes needed for approval of Proposal Two.

We will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the proxy solicitation materials.  Proxies may be solicited personally, by mail or by telephone, or by our directors, officers and regular employees who will not be additionally compensated.  We have no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but we reserve the option to do so if it appears that a quorum otherwise might not be obtained.  The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are discussed below more fully.

PROPOSAL ONE —
ELECTION OF DIRECTORS

Our bylaws provide for seven directors unless otherwise changed by resolution of our Board.  Directors are elected annually and hold office until the next annual meeting of stockholders and/or until their respective successors are duly elected and qualified.  Stockholders who desire to nominate any person for election to our Board must comply with our bylaws, including our advance notice bylaw provisions relating to the nomination of persons for election to our Board.  See “Information about our Board of Directors, Board Committees and Related Matters—Board Committees and Meetings, Nominating and Governance Committee” below.  It is intended that the proxies solicited by our Board will be voted “FOR” election of the following seven nominees unless a contrary instruction is made on the proxy:  William L. Jones, Neil M. Koehler, Terry L. Stone, John L. Prince, Douglas L. Kieta, Larry D. Layne and Michael D. Kandris.  If, for any reason, one or more of the nominees is unavailable as a candidate for director, an event that is not anticipated, the person named in the proxy will vote for another candidate or candidates nominated by our Nominating and Governance Committee.  However, under no circumstances may a proxy be voted in favor of a greater number of persons than the number of nominees named above.  All of the nominees for director are, at present, directors of Pacific Ethanol and have been nominated by our Nominating and Governance Committee and ratified by our full Board.

Required Vote of Stockholders

The seven nominees receiving the highest number of affirmative votes of the outstanding shares of our common stock and Series B Preferred Stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote, will be elected as directors to serve until the next annual meeting of stockholders and/or until their successors are duly elected and qualified.  Votes against a candidate, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for this proposal, but will not be included in the vote totals for this proposal and, therefore, will have no effect on the vote.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE SEVEN DIRECTOR NOMINEES LISTED ABOVE.

INFORMATION ABOUT OUR BOARD OF DIRECTORS,
BOARD COMMITTEES AND RELATED MATTERS

Directors and Director Nominees

The following table sets forth certain information regarding our current directors and director nominees as of November 16, 2009:

Name	Age	Positions Held
William L. Jones	59	Chairman of the Board, Director and Director Nominee
Neil M. Koehler	51	Chief Executive Officer, President, Director and Director Nominee
Terry L. Stone (1)	60	Director and Director Nominee
John L. Prince (1)	66	Director and Director Nominee
Douglas L. Kieta (2)	66	Director and Director Nominee
Larry D. Layne (3)	68	Director and Director Nominee
Michael D. Kandris	61	Director and Director Nominee
___________
(1)          Member of the Audit, Compensation and Nominating and Governance Committees.
(2)          Member of the Compensation and Nominating and Governance Committees.
(3)          Member of the Audit and Compensation Committees.

Following is a brief description of the business experience and educational background of each of the nominees for director, including the capacities in which he has served during the past five years:

William L. Jones has served as Chairman of the Board and as a director since March 2005.  Mr. Jones is a co-founder of Pacific Ethanol California, Inc. (“PEI California”), which is now one of our wholly-owned subsidiaries, and served as Chairman of the Board of PEI California since its formation in January 2003 through March 2004, when he stepped off the board of PEI California to focus on his candidacy for one of California’s United States Senate seats.  Mr. Jones was California’s Secretary of State from 1995 to 2003.  Since May 2002, Mr. Jones has also been the owner of Tri-J Land & Cattle, a diversified farming and cattle company in Fresno County, California.  Mr. Jones has a B.A. degree in Agribusiness and Plant Sciences from California State University, Fresno.

Neil M. Koehler has served as Chief Executive Officer, President and as a director since March 2005.  Mr. Koehler served as Chief Executive Officer of PEI California since its formation in January 2003 and as a member of its board of directors since March 2004.  Prior to his association with PEI California, Mr. Koehler was the co-founder and General Manager of Parallel Products, one of the first ethanol production facilities in California, which was sold to a public company in 1997.  Mr. Koehler was also the sole manager and sole limited liability company member of Kinergy Marketing, LLC, which he founded in September 2000, and which is now one of our wholly-owned subsidiaries.  Mr. Koehler has over 20 years of experience in the ethanol production, sales and marketing industry in the Western United States.  Mr. Koehler is a Director of the California Renewable Fuels Partnership, a Director of the Renewable Fuels Association and is a nationally-recognized speaker on the production and marketing of renewable fuels.  Mr. Koehler has a B.A. degree in Government from Pomona College.

Terry L. Stone has served as a director since March 2005.  Mr. Stone is a Certified Public Accountant with over thirty years of experience in accounting and taxation.  He has been the owner of his own accountancy firm since 1990 and has provided accounting and taxation services to a wide range of industries, including agriculture, manufacturing, retail, equipment leasing, professionals and not-for-profit organizations.  Mr. Stone has served as a part-time instructor at California State University, Fresno, teaching classes in taxation, auditing and financial and management accounting.  Mr. Stone is also a financial advisor and franchisee of Ameriprise Financial Services, Inc.  Mr. Stone has a B.S. degree in Accounting from California State University, Fresno.

John L. Prince has served as a director since July 2005.  Mr. Prince is retired but also works as a consultant to Ruan Transport Corp. and other companies.  Mr. Prince was an Executive Vice President with Land O’ Lakes, Inc. from July 1998 until his retirement in 2004.  Prior to that time, Mr. Prince was President and Chief Executive Officer of Dairyman’s Cooperative Creamery Association, or the DCCA, located in Tulare, California, until its merger with Land O’ Lakes, Inc. in July 1998.  Land O’ Lakes, Inc. is a farmer-owned, national branded organization based in Minnesota with annual sales in excess of $6 billion and membership and operations in over 30 states.  Prior to joining the DCCA, Mr. Prince was President and Chief Executive Officer for nine years until 1994, and was Operations Manager for the preceding ten years commencing in 1975, of the Alto Dairy Cooperative in Waupun, Wisconsin.  Mr. Prince has a B.A. degree in Business Administration from the University of Northern Iowa.

Douglas L. Kieta   has served as a director since April 2006.  Mr. Kieta is currently retired. Prior to retirement in January 2009, Mr. Kieta was employed by BE&K, Inc., a large engineering and construction company headquartered in Birmingham, Alabama, where he served as the Vice President of Power since May 2006.  From April 1999 to April 2006, Mr. Kieta was employed at Calpine Corporation where he was the Senior Vice President of Construction and Engineering.  Calpine Corporation is a major North American power company which leases and operates integrated systems of fuel-efficient natural gas-fired and renewable geothermal power plants and delivers clean, reliable and fuel-efficient electricity to customers and communities in 21 U.S. states and three Canadian provinces.  Mr. Kieta has a B.S. degree in Civil Engineering from Clarkson University and a Master’s degree in Civil Engineering from Cornell University.

Larry D. Layne has served as a director since December 2007.  Mr. Layne joined First Western Bank in 1963 and served in various capacities with First Western Bank and its acquiror, Lloyds Bank of California, and Lloyd’s acquiror, Sanwa Bank, until his retirement in 2000.  Sanwa Bank was subsequently acquired by Bank of the West.  From 1999 to 2000, Mr. Layne was Vice Chairman of Sanwa Bank in charge of its Commercial Banking Group which encompassed all of Sanwa Bank’s 38 commercial and business banking centers and 12 Pacific Rim branches as well as numerous internal departments.  From 1997 to 2000, Mr. Layne was also Chairman of the Board of The Eureka Funds, a mutual fund family of five separate investment funds with total assets of $900 million.  From 1996 to 2000, Mr. Layne was Group Executive Vice President of the Relationship Banking Group of Sanwa Bank in charge of its 107 branches and 13 commercial banking centers as well as numerous internal departments.  Mr. Layne has also served in various capacities with many industry and community organizations, including as Director and Chairman of the Board of the Agricultural Foundation at California State University, Fresno (“CSUF”); Chairman of the Audit Committee of the Ag. Foundation at CSUF; board member of the Fresno Metropolitan Flood Control District; and Chairman of the Ag Lending Committee of the California Bankers Association.  Mr. Layne has a B.S. degree in Dairy Husbandry from CSUF and is a graduate of the California Agriculture Leadership Program.

Michael D. Kandris has served as a director since June 2008. Mr. Kandris has been the President, Western Division of Ruan Transportation Management Systems (“RTMS”) for the past year and a half.  For the previous six years, Mr. Kandris served as President and Chief Operating Officer of RTMS. Mr. Kandris has 30 years of experience in all modes of transportation and logistics. As President for RTMS, Mr. Kandris held responsibilities in numerous operations and administrative functions.  Mr. Kandris serves as a board member for the National Tank Truck Organization. Mr. Kandris has a B.S. degree in Business from California State University, Hayward.

Corporate Governance

Our Board believes that good corporate governance is paramount to ensure that Pacific Ethanol is managed for the long-term benefit of our stockholders.  Our Board has adopted corporate governance guidelines that guide its actions with respect to, among other things, the composition of the Board and its decision making processes, Board meetings and involvement of management, the Board’s standing committees and procedures for appointing members of the committees, and its performance evaluation of our Chief Executive Officer.

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees and an additional Code of Business Ethics that applies to our Chief Executive Officer and senior financial officers.  The Codes of Ethics, as applied to our principal executive officer, principal financial officer and principal accounting officer constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and is our “code of conduct” within the meaning of the listing standards of NASDAQ. Our Codes of Ethics are available at our website at http://www.pacificethanol.net.  Information on our Internet website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the Securities and Exchange Commission.

Director Independence

Our corporate governance guidelines provide that a majority of the Board and all members of the Audit, Compensation and Nominating and Governance Committees of the Board will be independent.  On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of any transactions with Pacific Ethanol in which a director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest.  Following completion of these questionnaires, the Board, with the assistance of the Nominating and Governance Committee, makes an annual determination as to the independence of each director using the current standards for “independence” established by the Securities and Exchange Commission and NASDAQ, additional criteria set forth in our corporate governance guidelines and consideration of any other material relationship a director may have with Pacific Ethanol.

The Board has determined that all of its directors are independent under these standards, except for (i) Mr. Jones, who is the father-in-law of Ryan W. Turner, one of our former executive officers who resigned in April 2006, and who is currently a consultant to Pacific Ethanol, and (ii) Mr. Koehler, who serves full-time as our Chief Executive Officer and President.

Stockholder Communications with our Board of Directors

Our Board has implemented a process by which stockholders may send written communications directly to the attention of our Board or any individual member of our Board.  Mr. Stone, the Chairman of our Audit Committee, is responsible for monitoring communications from stockholders and providing copies of such communications to the other directors as he considers appropriate.  Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that Mr. Stone considers to be important for the directors to consider.  Stockholders who wish to communicate with our Board can write to Terry L. Stone, The Board of Directors, Pacific Ethanol, Inc., 400 Capitol Mall, Suite 2060, Sacramento, California  95814.

Board Committees and Meetings

Our business, property and affairs are managed under the direction of our Board.  Our directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our Board and its committees.  During 2008, our Board held 21 meetings.  All directors attended at least 75% of the aggregate of the meetings of our Board and of the committees on which they served or that were held during the period they were directors or committee members.

Members of our Board and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during 2008.  Additionally, the independent members of the Board met in executive session regularly without the presence of management.

It is our policy to invite and encourage our directors to attend our annual meetings.  At the date of our 2008 annual meeting, we had seven members on our Board, six of whom were in attendance at our 2008 annual meeting.

Our Board has established standing Audit, Compensation and Nominating and Governance Committees.  Each committee operates pursuant to a written charter that has been approved by our Board and the corresponding committee and that is reviewed annually and revised as appropriate. Each charter is available at our website at http://www.pacificethanol.net.

Audit Committee

Our Audit Committee selects our independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, and reviews our financial statements for each interim period and for our year end.  Messrs. Stone, Prince and Layne served on our Audit Committee for all of 2008.  Our Board has determined that each member of the Audit Committee is “independent” under the current NASDAQ listing standards and satisfies the other requirements under NASDAQ listing standards and Securities and Exchange Commission rules regarding audit committee membership.  Our Board has determined that Mr. Stone (i) qualifies as an “audit committee financial expert” under applicable Securities and Exchange Commission rules and regulations governing the composition of the Audit Committee, and (ii) satisfies the “financial sophistication” requirements of the NASDAQ listing standards.  During 2008, our Audit Committee held 10 meetings.  The Audit Committee Report for 2008 can be found on page 15 of this Proxy Statement.

Compensation Committee

Our Compensation Committee is responsible for establishing and administering our overall policies on compensation and the compensation to be provided to our executive officers, including, among other things, annual salaries and bonuses, stock options, stock grants, other stock-based awards, and other incentive compensation arrangements.  In addition, the Compensation Committee reviews the philosophy and policies behind the salary, bonus and stock compensation arrangements for all other employees.  Although our Compensation Committee makes all compensation decisions as to our executive officers, our Chief Executive Officer makes recommendations to our Compensation Committee regarding compensation for the other named executive officers.  Our Compensation Committee has the authority to administer our 2006 Stock Incentive Plan with respect to grants to executive officers and directors, and also has authority to make equity awards under our 2006 Stock Incentive Plan to all other eligible individuals.  However, our Board may retain, reassume or exercise from time to time the power to administer our 2006 Stock Incentive Plan.  Equity awards made to members of the Compensation Committee must be authorized and approved by a disinterested majority of our Board.

The Compensation Committee evaluates both performance and compensation to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive so that we can attract and retain superior employees in key positions.  The Compensation Committee believes that compensation packages offered to our executives, including the named executive officers, should include both cash and equity-based compensation that reward performance as measured against established goals.  The Compensation Committee has the authority to retain consultants, and other advisors and in furtherance of the foregoing objectives, our Compensation Committee in 2008 engaged Hewitt Associates LLC, a global human resources consulting firm, to conduct an annual review of our total compensation program for the named executive officers and other executives.  From that review, Hewitt Associates provided our Compensation Committee with relevant market data and alternatives to consider when making compensation decisions as to the named executive officers and when making decisions as to the recommendations being made by our management for other executives.  In making compensation decisions, our Compensation Committee compared each element of total compensation against market data obtained by Hewitt Associates.  To the extent considered necessary, the Compensation Committee may reengage Hewitt Associates, or in the expected absence of significant changes in market data, the Compensation Committee may reuse the data obtained in 2008 as a reference point for future compensation decisions.  The Compensation Committee generally expects to set total compensation for the named executive officers at the median of compensation paid to similarly situated executives of the companies comprising the market data provided to us by Hewitt Associates.

Additional information concerning the compensation policies and objectives established by the Compensation Committee is included under the heading “Executive Compensation and Related Information — Compensation Discussion and Analysis” below.  The Compensation Committee Report for 2008 can be found on page 26 of this Proxy Statement.

Messrs. Stone, Prince, Kieta and Layne served on our Compensation Committee for all of 2008.  Our Board has determined that each member of the Compensation Committee is “independent” under the current NASDAQ listing standards.  During 2008, our Compensation Committee held five meetings.

Nominating and Governance Committee

Our Nominating and Governance Committee selects nominees for our Board.  During 2008, our Nominating and Governance Committee consisted of Messrs. Stone, Prince and Kieta.  Our Board has determined that each member of the Nominating and Governance Committee is “independent” under the current NASDAQ listing standards.  During 2008, our Nominating and Governance Committee held one meeting.

The Nominating and Governance Committee will consider candidates for director recommended by any stockholder that is the beneficial owner of shares representing more than 1.0% of the then-outstanding shares of our common stock and who has beneficially owned those shares for at least one year.  The Nominating and Governance Committee will evaluate those recommendations by applying its regular nominee criteria and considering the additional information described in the Nominating and Governance Committee’s below-referenced charter.  Stockholders that desire to recommend candidates for the Board for evaluation may do so by contacting Pacific Ethanol in writing, identifying the potential candidate and providing background and other relevant information.  Stockholders must also comply with our bylaws, including our advance notice bylaw provisions relating to the nomination of persons for election to our Board that, among other things, require that nominations of persons for election to our Board at annual meetings be submitted to our Secretary, unless otherwise notified, by the close of business on the 45th day before the first anniversary of the date on which we first mailed our proxy materials for the prior year’s annual meeting. We first mailed our proxy materials for our 2008 annual meeting on or about May 9, 2008 and anticipate mailing our proxy materials for our 2009 annual meeting on or about November 19, 2009.  We have received no stockholder nominations of persons for election to our Board for our Annual Meeting.

Our Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director.  Candidates may also come to the attention of the Nominating and Governance Committee through current Board members, professional search firms and other persons.  In evaluating potential candidates, our Nominating and Governance Committee will take into account a number of factors, including, among others, the following:

•	the candidate’s independence from management;
•	whether the candidate has relevant business experience;
•	judgment, skill, integrity and reputation;
•	existing commitments to other businesses;
•	corporate governance background;
•	financial and accounting background, to enable the committee to determine whether the candidate would be suitable for Audit Committee membership; and
•	the size and composition of our Board.

Compensation of Directors

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board.  In setting the compensation of directors, we consider the significant amount of time that Board members spend in fulfilling their duties to Pacific Ethanol as well as the experience level we require to serve on our Board.  The Board, through its Compensation Committee, annually reviews the compensation and compensation policies for Board members.  In recommending director compensation, the Compensation Committee is guided by three goals (i) compensation should fairly pay directors for work required in a company of our size and scope, (ii) compensation should align directors’ interests with the long-term interests of our stockholders, and (iii) the structure of the compensation should be clearly disclosed to our stockholders.

In addition, as with our executive compensation, in making compensation decisions as to our directors, our Compensation Committee compared our cash and equity compensation payable to directors against market data obtained by Hewitt Associates.  The data included a general industry survey of 235 companies with less than $1.0 billion in annual revenues and a general industry survey of 51 companies with between $500 million and $1.0 billion in annual revenues.  The Compensation Committee set compensation for our directors at approximately the median of compensation paid to directors of the companies comprising the market data provided to us by Hewitt Associates.

Cash Compensation

Current Program.  On April 8, 2008, and effective as of April 1, 2008, our Compensation Committee approved a new cash compensation plan for directors which provides the Chairman of our Board annual compensation of $80,000, the Chairman of our Audit Committee annual compensation of $42,000, the Chairman of our Compensation Committee annual compensation of $36,000, the Chairman of our Nominating and Governance Committee annual compensation of $36,000, the Chairman of our Transportation Committee annual compensation of $36,000 and the Chairman of our Strategic Transactions Committee annual compensation of $36,000.  All other directors, except employee directors, receive annual compensation of $24,000.  These amounts are paid in advance in bi-weekly installments.  In addition, directors are reimbursed for certain reasonable and documented expenses in connection with attendance at meetings of our Board and its committees.  Employee directors do not receive director compensation in connection with their service as directors.

Prior Program.  Our cash compensation plan for directors during 2007 and the first quarter of 2008 provided the Chairman of our Board annual compensation of $80,000, the Chairman of our Audit Committee annual compensation of $22,000 and the Chairman of our Compensation Committee annual compensation of $20,000.  All other directors, except employee directors, received annual compensation of $12,000.  These amounts were paid in monthly installments.  In addition, directors were reimbursed for certain reasonable and documented expenses in connection with attendance at meetings of our Board and its committees.  Employee directors did not receive director compensation in connection with their service as directors.

Equity Compensation

Following our annual meeting each year, our Compensation Committee or our full Board is to grant equity compensation to our newly elected or reelected directors which is to vest as to 100% of the grants in one year.  Vesting is to be subject to continued service on our Board during the full year.

In determining the amount of equity compensation, the Compensation Committee determines the value of total compensation, approximately targeting the median of compensation paid to directors of the companies comprising the market data provided to us by Hewitt Associates.  The Compensation Committee then determines the cash component based on this market data.  The balance of the total compensation target is then allocated to equity awards, and the number of shares to be granted to our directors is based on the estimated value of the underlying shares on the expected grant date.

Compensation of Employee Director

Mr. Koehler was compensated as a full-time employee and officer but received no additional compensation for service as a Board member during 2008.  Information regarding the compensation awarded to Mr. Koehler is included in the “Summary Compensation Table” below.

Director Compensation Table

The following table summarizes the compensation of our directors for the year ended December 31, 2008:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		Total ($)
William L. Jones	$80,000	$136,150	(3)	$216,150
Terry L. Stone	$37,000	$126,530	(4)	$163,530
John L. Prince	$32,000	$126,530	(5)	$158,530
Douglas L. Kieta	$30,000	$126,530	(6)	$156,530
Larry D. Layne	$32,000	$130,045	(7)	$162,045
Michael D. Kandris	$21,000	$30,000	(8)	$51,000

__________
(1)
For a description of annual director fees and fees for chair positions, see the disclosure above under “Compensation of Directors—Cash Compensation.” The value of perquisites and other personal benefits was less than $10,000 in aggregate for each director.

(2)
The amounts shown are the compensation costs recognized in our financial statements for 2008 related to vesting of shares of restricted stock awarded to each director since 2006.  The fair values of the shares of restricted stock awarded were calculated based on the fair market value of our common stock on the grant date.  No grants of restricted stock were made in years prior to 2006.

(3)
At December 31, 2008, Mr. Jones held 75,500 shares from stock awards, including 39,340 unvested shares, and also held options to purchase an aggregate of 50,000 shares of common stock.  Mr. Jones was granted 31,200 and 44,300 shares of our common stock on October 4, 2006 and June 12, 2008, having aggregate grant date fair values of $407,472 and $104,991, respectively, calculated based on the fair market value of our common stock on the applicable grant date.

(4)
At December 31, 2008, Mr. Stone held 59,900 shares from stock awards, including 25,300 unvested shares, and also held options to purchase an aggregate of 15,000 shares of common stock.  Mr. Stone was granted 15,600 and 44,300 shares of our common stock on October 4, 2006 and June 12, 2008, having aggregate grant date fair values of $203,736 and $104,991, respectively, calculated based on the fair market value of our common stock on the applicable grant date.

(5)
At December 31, 2008, Mr. Prince held 59,900 shares from stock awards, including 25,300 unvested shares, and also held options to purchase an aggregate of 15,000 shares of common stock.  Mr. Prince was granted 15,600 and 44,300 shares of our common stock on October 4, 2006 and June 12, 2008, having aggregate grant date fair values of $203,736 and $104,991, respectively, calculated based on the fair market value of our common stock on the applicable grant date.

(6)
At December 31, 2008, Mr. Kieta held 59,900 shares from stock awards, including 25,300 unvested shares.  Mr. Kieta was granted 15,600 and 44,300 shares of our common stock on October 4, 2006 and June 12, 2008, having aggregate grant date fair values of $203,736 and $104,991, respectively, calculated based on the fair market value of our common stock on the applicable grant date.

(7)
At December 31, 2008, Mr. Layne held 59,900 shares from stock awards, including 35,700 unvested shares.  Mr. Layne was granted 15,600 and 44,300 shares of our common stock on January 17, 2008 and June 12, 2008, having aggregate grant date fair values of $86,112 and $104,991, respectively, calculated based on the fair market value of our common stock on the applicable grant date.

(8)
At December 31, 2008, Mr. Kandris held 25,300 shares from stock awards, all of which were unvested shares.  Mr. Kandris was granted 25,300 shares of our common stock on June 12, 2008, having an aggregate grant date fair value of $59,961, calculated based on the fair market value of our common stock on the grant date. Mr. Kandris was appointed as a director on June 11, 2008.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a pending or completed action, suit or proceeding if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in the best interests of the corporation.

Our certificate of incorporation provides that, except in certain specified instances, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors, except liability for the following:

•	any breach of their duty of loyalty to Pacific Ethanol or our stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and
•	any transaction from which the director derived an improper personal benefit.

In addition, our certificate of incorporation and bylaws obligate us to indemnify our directors and officers against expenses and other amounts reasonably incurred in connection with any proceeding arising from the fact that such person is or was an agent of ours.  Our bylaws also authorize us to purchase and maintain insurance on behalf of any of our directors or officers against any liability asserted against that person in that capacity, whether or not we would have the power to indemnify that person under the provisions of the Delaware General Corporation Law.  We have entered and expect to continue to enter into agreements to indemnify our directors and officers as determined by our Board.  These agreements provide for indemnification of related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding.  We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.  We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty.  They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders.  Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.  At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Insofar as the provisions of our certificate of incorporation or bylaws provide for indemnification of directors or officers for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), we have been informed that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PROPOSAL TWO —
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed the independent registered public accounting firm of Hein & Associates LLP to audit and comment on our financial statements for the year ending December 31, 2009, and to conduct whatever audit functions are deemed necessary.  Hein & Associates LLP audited our financial statements for the year ended December 31, 2008 that were included in our most recent Annual Report on Form 10-K, as amended.

A representative of Hein & Associates LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

Required Vote of Stockholders

Although a vote of stockholders is not required on this proposal, our Board is asking our stockholders to ratify the appointment of our independent registered public accounting firm.  The ratification of the appointment of our independent registered public accounting firm requires the affirmative votes of a majority of the votes of the shares of our common stock and Series B Preferred Stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute a quorum.

In the event that our stockholders do not ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm, the appointment will be reconsidered by our Audit Committee.  Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our and our stockholders’ best interests.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF HEIN & ASSOCIATES LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009.

OTHER MATTERS

Our Board knows of no other matters to be brought before the Annual Meeting.  However, if other matters should come before the Annual Meeting, it is the intention of the person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

AUDIT MATTERS

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Hein & Associates LLP for the years ended December 31, 2008 and 2007.

	2008	2007
Audit Fees	$962,897	$1,201,300
Audit-Related Fees	—	38,800
Tax Fees	—	2,200
All Other Fees	—	—
Total	$962,897	$1,242,300

Audit Fees.  Consist of amounts billed for professional services rendered for the audit of our annual consolidated financial statements included in our Annual Reports on Form 10-K, and reviews of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q and our Registration Statements on Form S-3, including amendments thereto, and the review of our internal accounting and reporting controls as required under Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees.  Audit-Related Fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.”  Such fees include amounts billed for professional services performed in connection with mergers and acquisitions.

Tax Fees.   Tax Fees consist of fees for professional services for tax compliance activities, including the preparation of federal and state tax returns and related compliance matters.

All Other Fees.  Consists of amounts billed for services other than those noted above.

Our Audit Committee has determined that all non-audit services provided by Hein & Associates LLP are compatible with maintaining Hein & Associates LLP’s audit independence.

Our Audit Committee is responsible for approving all audit, audit-related, tax and other services.  The Audit Committee pre-approves all auditing services and permitted non-audit services, including all fees and terms to be performed for us by our independent auditor at the beginning of the fiscal year.  Non-audit services are reviewed and pre-approved by project at the beginning of the fiscal year.  Any additional non-audit services contemplated by us after the beginning of the fiscal year are submitted to the Chairman of our Audit Committee for pre-approval prior to engaging our independent auditor for such services.  These interim pre-approvals are reviewed with the full Audit Committee at its next meeting for ratification.  During 2008 and 2007, all services performed by Hein & Associates LLP were pre-approved by our Audit Committee in accordance with these policies and applicable Securities and Exchange Commission regulations.

The following Audit Committee Report is not considered proxy solicitation material and is not deemed filed with the Securities and Exchange Commission.  Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act or under the Securities Exchange Act of 1934, as amended (“Exchange Act”) that might incorporate future filings made by us under those statutes, the Audit Committee Report will not be incorporated by reference into any such prior filings or into any future filings made by us under those statutes.

Audit Committee Report

The Audit Committee oversees our financial reporting process on behalf of the Board and is directly responsible for the compensation, appointment and oversight of our independent registered public accounting firm.  Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used.  Management is also responsible for testing the system of internal control over financial reporting, and reports to the Audit Committee on any deficiencies found.  Our independent registered public accounting firm, Hein & Associates LLP, is responsible for auditing our financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles, as well as examining and reporting on management’s assertion about the effectiveness of our internal controls over financial reporting.  Under its written charter, our Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, has direct access to our independent registered public accounting firm as well as any of our employees, and has the ability to retain, at our expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

The Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 with management and Hein & Associates LLP.  The Audit Committee has also discussed and reviewed with Hein & Associates LLP the matters required to be discussed by Statements on Auditing Standards No. 61, as amended, “Communications with Audit Committees”, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  In addition, the Audit Committee obtained from Hein & Associates LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence and discussed with Hein & Associates LLP its independence from management and Pacific Ethanol, Inc.  The Audit Committee has also considered whether the provision of non-audit services by Hein & Associates LLP is compatible with maintaining its independence, and has satisfied itself with respect to Hein & Associates LLP’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board (and our Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Respectfully submitted,
Audit Committee
Terry L. Stone
John L. Prince
Larry D. Layne

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of November 16, 2009, the date of the table, by:

•	each person known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each of our directors;
•	each of our current executive officers; and
•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to the securities.  To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.  Shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group.  Percentage of beneficial ownership is based on 57,636,828 shares of common stock and 2,346,152 shares of Series B Preferred Stock outstanding as of the date of the table.

Name and Address of Beneficial Owner (1)	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
William L. Jones	Common	1,513,190	(2)	2.62%
	Series B Preferred	12,820		*
Neil M. Koehler	Common	3,646,258	(3)	6.20%
	Series B Preferred	256,410		10.93%
John T. Miller.	Common	83,061		*
Bryon T. McGregor	Common	5,000		*
Christopher W. Wright	Common	39,872		*
Terry L. Stone	Common	78,900	(4)	*
John L. Prince	Common	69,700	(5)	*
Douglas L. Kieta	Common	59,900		*
Larry D. Layne	Common	59,900		*
Michael D. Kandris	Common	25,300		*
Lyles United, LLC	Common	9,485,365	(6)	14.13%
	Series B Preferred	2,051,282		87.43%
All executive officers and directors as a group (10 persons)	Common	5,594,647	(7)	9.49%
	Series B Preferred	269,230		11.48%
__________
*	Less than 1.00%
(1)
Messrs. Jones, Koehler, Stone, Prince, Kieta, Layne and Kandris are directors of Pacific Ethanol.  Messrs. Koehler, Miller, McGregor and Wright are executive officers of Pacific Ethanol.  The address of each of these persons is c/o Pacific Ethanol, Inc., 400 Capitol Mall, Suite 2060, Sacramento, California  95814.

(2)
Amount of common stock includes 1,405,500 shares of common stock held by William L. Jones and Maurine Jones, husband and wife, as community property, 50,000 shares of common stock underlying options issued to Mr. Jones, 19,230 shares of common stock underlying a warrant issued to Mr. Jones and 38,460 shares of common stock underlying our Series B Preferred Stock held by Mr. Jones.

(3)
Amount of common stock includes 2,492,413 shares of common stock held directly, 384,615 shares of common stock underlying a warrant and 769,230 shares of common stock underlying our Series B Preferred Stock.

(4)	Includes 15,000 shares of common stock underlying options.
(5)	Includes 15,000 shares of common stock underlying options.
(6)
Amount of common stock includes 6,000 shares of common stock held directly, 3,176,923 shares of common stock underlying warrants and 6,302,442 shares of common stock underlying our Series B Preferred Stock.  The address for Lyles United, LLC is c/o Howard Rice Nemerovski Canady Falk & Rabkin, Three Embarcadero Center, Suite 700, San Francisco, California  94111-4024.

(7)
Amount of common stock includes 4,303,112 shares of common stock held directly, 80,000 shares of common stock underlying options, 403,845 shares of common stock underlying warrants and 807,690 shares of common stock underlying our Series B Preferred Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission.  These officers, directors and stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all reports that they file.

Based solely upon a review of copies of the reports furnished to us during the year ended December 31, 2008 and thereafter, or any written representations received by us from directors, officers and beneficial owners of more than 10% of our common stock (“reporting persons”) that no other reports were required, we believe that, during 2008, except as set forth below, all Section 16(a) filing requirements applicable to our reporting persons were met.

The following individuals did not timely file the following numbers of Forms 4 to report the following numbers of transactions: William L. Jones — 1 report, 1 transaction; Joseph W. Hansen— 2 reports, 2 transactions; Christopher W. Wright — 1 report, 1 transaction; Terry L. Stone — 1 report, 1 transaction; John L. Prince — 1 report, 1 transaction; Douglas L. Kieta — 1 report, 1 transaction; Larry D. Layne — 2 reports, 2 transactions; Michael D. Kandris — 1 report, 1 transaction.  In addition, Michael D. Kandris did not timely file a Form 3 upon becoming a director of Pacific Ethanol and Neil M. Koehler did not timely file a Form 5 for 2008 to report 2 gift transactions.

We believe that each of the foregoing persons have prepared and filed all required Forms 3, 4 and 5 to report their respective transactions.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2008.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants or Stock Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (1)(2)
Equity Compensation Plans Approved by Security Holders:
1995 Plan (1)	20,000	$4.94	—
2004 Plan (2)	110,000	$7.82	—
2006 Plan	—	—	716,354
__________
(1)	Our Amended 1995 Incentive Stock Plan was terminated effective July 19, 2006, except to the extent of then-outstanding options.
(2)	Our 2004 Stock Option Plan was terminated effective September 7, 2006, except to the extent of then-outstanding options.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Officers

The following table sets forth certain information regarding our executive officers as of April 23, 2008:

Name	Age	Positions Held
Neil M. Koehler	51	Chief Executive Officer, President and Director
John T. Miller	63	Chief Operating Officer
Bryon T. McGregor	45	Interim Chief Financial Officer
Christopher W. Wright	56	Vice President, General Counsel and Secretary

Neil M. Koehler has served as Chief Executive Officer, President and as a director since March 2005.  Mr. Koehler served as Chief Executive Officer of PEI California since its formation in January 2003 and as a member of its board of directors since March 2004.  Prior to his association with PEI California, Mr. Koehler was the co-founder and General Manager of Parallel Products, one of the first ethanol production facilities in California, which was sold to a public company in 1997.  Mr. Koehler was also the sole manager and sole limited liability company member of Kinergy, which he founded in September 2000, and which is now one of our wholly-owned subsidiaries.  Mr. Koehler has over 20 years of experience in the ethanol production, sales and marketing industry in the Western United States.  Mr. Koehler is a Director of the California Renewable Fuels Partnership, a Director of the Renewable Fuels Association and is a nationally-recognized speaker on the production and marketing of renewable fuels.  Mr. Koehler has a B.A. degree in Government from Pomona College.

John T. Miller has served as Chief Operating Officer since June 2006 and served as our Acting Chief Financial Officer from December 16, 2006 through June 3, 2007 and from July 19, 2007 through January 1, 2008.  Mr. Miller was employed at Calpine Corporation beginning in 2001 and served as a Senior Vice President from 2002 to 2006.  At Calpine, Mr. Miller held several roles including managing the build-out of power projects, overseeing human resources and safety programs and leading Calpine’s strategy to centralize its power plant and corporate activities.  Prior to his tenure at Calpine, Mr. Miller served from 1998 to 2001 as Vice President of Thermo Ecotek, a subsidiary of Thermo Electron, and as President of Thermo Ecotek’s Power Resources Division.  Mr. Miller directed Thermo Electron’s expansion of its independent power business in the United States, Germany and the Czech Republic.  He also represented Thermo Electron in managing the sale of the Power Resources Division to AES Corporation.  Mr. Miller also served from 1994 to 1998 as President and Chief Executive Officer of Pacific Generation Company, a subsidiary of PacifiCorp.  Prior to that time, Mr. Miller served from 1990 to 1994 as Pacific Generation Company’s Vice President of Business Development and from 1987 to 1990 as its Vice President of Operations.  In 1995, Mr. Miller completed Harvard University’s Managing Global Opportunities, an executive education program.  Mr. Miller has a B.S. degree in Mechanical Engineering from Oregon State University and an M.B.A. degree from the University of Portland.  Mr. Miller served in the United States Navy from 1967 to 1971 as a Communications Technician.

Bryon T. McGregor has served as our Interim Chief Financial Officer since April 21, 2009. Mr. McGregor served as Vice President, Finance at Pacific Ethanol from September 2008 until he became Interim Chief Financial Officer in April 2009. Prior to joining Pacific Ethanol, Mr. McGregor was employed as Senior Director for E*TRADE Financial from February 2002 to August 2008, serving in various capacities including International Treasurer based in London England from 2006 to 2008, Brokerage Treasurer and Director from 2003 to 2006 and Assistant Treasurer and Director of Finance and Investor Relations from 2002 to 2003. Prior to joining E*TRADE, Mr. McGregor served as Manager of Finance and Head of Project Finance for BP (formerly Atlantic Richfield Company – ARCO) from 1998 to 2001. Mr. McGregor has extensive experience in banking and served as a Director of International Project Finance for Credit Suisse from 1992 to 1998, as Assistant Vice President for Sumitomo Mitsubishi Banking Corp (formerly The Sumitomo Bank Limited) from 1989 to 1992, and as Commercial Banking Officer for Bank of America from 1987 to 1989. Mr. McGregor has a B.S. degree in Business Management from Brigham Young University with an emphasis in International Finance and a minor in Japanese.

Christopher W. Wright has served as Vice President, General Counsel and Secretary since June 2006.  From April 2004 until he joined Pacific Ethanol in June 2006, Mr. Wright operated an independent consulting practice, advising companies on complex transactions, including acquisitions and financings.  Prior to that time, from January 2003 to April 2004, Mr. Wright was a partner with Orrick, Herrington & Sutcliffe, LLP, and from July 1998 to December 2002, Mr. Wright was a partner with Cooley Godward LLP, where he served as Partner-in-Charge of the Pacific Northwest office.  Mr. Wright has extensive experience advising boards of directors on compliance, securities matters and strategic transactions, with a particular focus on guiding the development of rapidly growing companies.  He has acted as general counsel for numerous technology enterprises in all aspects of corporate development, including fund-raising, business and technology acquisitions, mergers and strategic alliances.  Mr. Wright holds an A.B. in History from Yale College and a J.D. from the University of Chicago Law School.

Our officers are appointed by and serve at the discretion of our Board.  There are no family relationships among our executive officers and directors.

Compensation Discussion and Analysis

Overview of Compensation Program

This section discusses the principal components of compensation paid to our named executive officers for 2008.  Throughout this Proxy Statement, we refer to the individuals who served as our principal executive officer and principal financial officer during 2008, as well as the other individuals included in the “Summary Compensation Table” below as the “named executive officers.”  However, when we refer to “named executive officers” in the information under the heading “2009 Compensation Philosophy and Objectives,” we mean all of the individuals included in the “Summary Compensation Table” below (other than our former Chief Financial Officer) and any executive officer of Pacific Ethanol who we expect will be listed in the Summary Compensation Table for 2009 (other than our Interim Chief Financial Officer).

Our Compensation Committee is responsible for establishing, implementing and administering our overall policies on compensation and the compensation to be provided to our executive officers.  Our Compensation Committee also has the responsibility for monitoring adherence with our compensation philosophy and ensuring that the total compensation paid to our executive officers is fair, reasonable and competitive.

Although our Compensation Committee makes all compensation decisions as to our executive officers, our Chief Executive Officer makes recommendations to our Compensation Committee regarding compensation for the other named executive officers.

2008 Executive Compensation

For the year ended December 31, 2008, the principal components of compensation for our named executive officers were:

•	base salary;
•	equity incentive compensation; and
•	perquisites and other personal benefits.

During 2008, our compensation philosophy was substantially similar to our compensation philosophy set forth below for 2009.  Base salary paid to each of the named executive officers was specified in their executive employment agreements and, except for Mr. Hansen, increased effective March 1, 2008.  The executive employment agreements were entered into as of December 11, 2007.  Information about the executive employment agreements can be found under the heading “Executive Employment Agreements” below.

In addition to base salary, our named executive officers were granted shares of restricted stock during 2008.  All restricted stock grants provided for vesting of 25% of the shares underlying the grants on each of the next four anniversaries commencing April 1, 2009 as a retention tool for the relevant service period.  In determining the type of equity-based incentive compensation to provide to the named executive officers, the Compensation Committee exercised its preference for restricted stock grants as they are less costly and provided a more immediate tangible benefit to participants.  Our named executive officers also vested as to a portion of their restricted stock grants made in 2006.

We did not have any program, plan or obligation that required us to grant equity incentive compensation on specified dates, except that our executive employment agreement with our former Chief Financial Officer required us to issue a specified amount of restricted stock.  Information about outstanding equity incentive compensation awards held by our named executive officers and directors is contained in the “Outstanding Equity Awards at Fiscal Year-End” table below and the “Director Compensation” table above.

During 2008, the Compensation Committee also considered granting discretionary cash bonuses to each named executive officer based on the personal performance of each named executive officer during 2008 in an amount up to 50% of each named executive officer’s base salary.  Ultimately, the Compensation Committee elected not to pay discretionary cash bonuses to any of our named executive officers because we were not profitable in 2008.

During 2008, we also provided certain of the named executive officers with perquisites and other personal benefits that the Compensation Committee believed were reasonable.  In addition, the executive employment agreements with each of the named executive officers provide for certain payments upon a change in control of Pacific Ethanol.  Information regarding applicable payments under these agreements is provided under the heading “Calculation of Potential Payments upon Termination or Change in Control” below.

2009 Compensation Philosophy and Objectives

Our Compensation Committee has maintained the same compensation program and philosophy and objectives used in 2008 for 2009.  Our current compensation philosophy is based upon three central objectives:

•
To provide an executive compensation structure and system that is both competitive in the marketplace and also internally equitable based upon the weight and level of responsibilities of each executive;

•	To attract, retain and motivate qualified executives within this structure, and reward them for outstanding performance-to-objectives and business results; and
•
To structure our compensation policy so that the compensation of executive officers is dependent in part on the achievement of our current year business plan objectives and dependent in part on the long-term increase in our net worth and the resultant improvement in stockholder value, and to maintain an appropriate balance between short- and long-range performance objectives over time.

The Compensation Committee evaluates both performance and compensation to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive so that we can attract and retain superior employees in key positions.  The Compensation Committee believes that compensation packages offered to our executives, including the named executive officers, should include both cash- and equity-based compensation that reward performance as measured against established goals.

In furtherance of these objectives, our Compensation Committee previously engaged Hewitt Associates LLC, a global human resources consulting firm, to conduct a review of our total compensation program for the named executive officers and other executives.  Hewitt Associates has provided our Compensation Committee with relevant market data and alternatives to consider when making compensation decisions as to the named executive officers and when making decisions as to the recommendations being made by our management for other executives.

In making compensation decisions, our Compensation Committee compares each element of total compensation against market data obtained by Hewitt Associates.  The sources of this data include proxy statements for publicly-traded companies within the ethanol industry and general industry published surveys that target companies with approximately $350 million, $500 million and $750 million in annual revenues.  In particular, our analysis utilized survey data from non-durable manufacturing companies and compensation data from Terra Industries Inc., Aventine Renewable Energy, Inc., VeraSun Energy Corp., MGP Ingredients, Inc., U.S. BioEnergy Corp., Earth Biofuels Inc., Xethanol Corp., Biofuel Energy Corporation and Green Plains Renewable Energy, Inc.  The Compensation Committee set total compensation for the named executive officers at approximately the median of compensation paid to similarly situated executives of the companies comprising the market data provided to us by Hewitt Associates.  The Compensation Committee expects to set total compensation for the named executive officers using the same methodology in 2009 but, as noted below, may use historical information received from Hewitt Associates in 2008 in establishing compensation for future periods.

The level and mix of incentive compensation for 2009 will be determined by the Compensation Committee based in part on information provided by Hewitt Associates and the compensation philosophy we adopted in 2007, and continued through 2008 and 2009.

The Compensation Committee did not obtain updates in 2009 of the data provided by Hewitt Associates in 2008.  To the extent considered necessary, the Compensation Committee may reengage Hewitt Associates, or in the expected absence of significant changes in market data, the Compensation Committee may reuse the data obtained in 2008 as a reference point for future compensation decisions.

For 2009, we expect that the principal components of compensation for our named executive officers will be:

•	base salary;
•	discretionary cash bonuses;
•	equity incentive compensation;
•	other incentive compensation; and
•	perquisites and other personal benefits.

We view the various components of compensation as related but distinct. Our Compensation Committee expects to review compensation information provided by Hewitt Associates and to consider factors such as internal equity and consistency, and other considerations it deems relevant, such as rewarding extraordinary performance, to determine the appropriate level and mix of total compensation.

Base Salary

Base salary is targeted to recognize each executive officer’s unique value and historical contributions to our success in light of salary norms in our industry and the general marketplace and to compensate them for services expected to be rendered during the fiscal year.  Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility by using market data obtained by Hewitt Associates, with the goal of establishing base salary at the median base salary paid to similarly situated executives as reflected in the market data.  For 2009, the Compensation Committee determined, based on our financial and operating constraints, that it would not provide for an increase in base salary for our named executive officers.  The Compensation Committee expects to periodically review the base compensation of the Chief Executive Officer, and the base compensation of all other named executive officers with the Chief Executive Officer, to ensure that a competitive position is maintained.

Discretionary Cash Bonuses

The Compensation Committee expects to use discretionary cash bonuses to focus our management on achieving key company financial objectives, to motivate certain desired individual behaviors and goals and/or to reward substantial achievement of these company financial objectives and individual behaviors and goals.

We intend to use cash bonuses to reward performance achievements generally only as to years in which we are profitable.  The Compensation Committee believes that as a growth company, we should reward achievement of both personal objectives and company financial objectives such as net sales, gallons of ethanol sold, net income and operating cash flows.  Individual performance objectives of the named executive officers based on the participant’s accountability and impact on our overall operations will be determined by our Compensation Committee with target award opportunities that will be established as a percentage of base salary.  The Compensation Committee expects to target the amount of any potential discretionary cash bonuses at the median level of cash bonuses paid to similarly situated executives as reflected in the market data provided by Hewitt Associates.  To the extent that our financial performance is less than or greater than the median financial performance reflected in the market data, the Compensation Committee expects that discretionary cash bonuses will be less than or greater than the median level of cash bonuses paid to executives of our peer companies.

Our Compensation Committee has adopted a policy to recover bonuses paid based on our financial performance where our financial statements are restated in a downward direction sufficient to reduce the amount of bonus that should have been paid under applicable bonus criteria.

Equity Incentive Compensation

Our 2006 Stock Incentive Plan authorizes the issuance of up to 2,000,000 shares of our common stock pursuant to options, restricted stock, restricted stock units, stock appreciation rights, direct stock issuances and other stock-based awards to our officers, directors or key employees or to consultants that do business with us.  Our Compensation Committee has the authority to administer our 2006 Stock Incentive Plan with respect to grants to executive officers and directors, and also has authority to make equity awards under our 2006 Stock Incentive Plan to all other eligible individuals.  However, our Board may retain, reassume or exercise from time to time the power to administer our 2006 Stock Incentive Plan.  Equity awards made to members of the Compensation Committee must be authorized and approved by a disinterested majority of our Board.

We plan to use equity incentive compensation to encourage participants to focus on the long-term performance of Pacific Ethanol and to provide an opportunity for the named executive officers to increase their ownership stake in Pacific Ethanol through grants of our common stock that vest over time.  The Compensation Committee also plans to continue to use equity compensation to attract qualified executive officers and to maintain competitive levels of total compensation.

Equity incentive compensation levels will be determined based upon our financial performance, the individual performance of the participant and market data provided to the Compensation Committee by Hewitt Associates.  Although equity incentive compensation levels will vary among the participants based on their positions with Pacific Ethanol, the goal of the Compensation Committee is to provide for equity incentive grants in amounts equal to the median level of grants made to similarly situated executives as reflected in the market data.  As is the case with discretionary cash bonuses, to the extent that our financial performance is less than or greater than the median financial performance reflected in the market data, the Compensation Committee expects that equity incentive compensation levels will be less than or greater than the median level of equity incentive compensation paid to executives of our peer companies.

Historically, we have neither made equity incentive grants in connection with the release or withholding of material non-public information nor have we made any grant at a predetermined time.  However, in the future, our Compensation Committee may establish a focal grant date at which equity-based incentive compensation would periodically be determined, most likely at times when cash compensation is being reviewed and the results of our operations for our latest completed fiscal period are publicly available.  Historically, stock options granted to our directors and executive officers have generally had exercise prices at or above the fair market value of our common stock on the date of grant.

On January 17, 2008, we granted 52,650 shares of restricted stock under our 2006 Stock Incentive Plan to Mr. Hansen, our-then new, and now former, Chief Financial Officer.  The shares of restricted stock vested as to 10,530 shares on April 1, 2008 and an additional 10,530 shares vested on October 4, 2008. On April 3, 2009, in connection with the termination of Mr. Hansen’s employment, 7,897 of these shares vested in accordance with Mr. Hansen’s executive employment agreement and the balance was forfeited.

On April 8, 2008, we granted shares of restricted stock under our 2006 Stock Incentive Plan to various employees, including our named executive officers.  Our Chief Executive Officer was granted 79,908 shares of restricted stock, our Chief Operating Officer was granted 31,963 shares of restricted stock, our former Chief Financial Officer was granted 22,374 shares of restricted stock and our General Counsel was granted 22,374 shares of restricted stock.  Except for the shares granted to Mr. Hansen, of which 4,195 vested upon his departure and the balance was forfeited, as discussed above, the shares of restricted stock will vest as to 25% on April 1st of each of the next four years starting on April 1, 2009, subject in each case to continued employment.

In determining the amount of equity compensation, as discussed above, the Compensation Committee determines the value of total compensation, approximately targeting the median of compensation paid to similarly situated executives based on market data provided to us by Hewitt Associates.  The Compensation Committee then determines the cash component and the balance of the total compensation target is then allocated to equity awards.  The number of shares to be granted to our named executive officers is based on the estimated value of the underlying shares on the expected grant date.

Other Incentive Compensation

In response to our financial condition and our uncertain future, we are considering adoption of a new incentive compensation plan covering existing employees to provide further recognition of their valuable contributions during our restructuring efforts and to ensure that we retain personnel with the knowledge and skills necessary to maintain effective operations.  We have not developed the preliminary terms or scope of such a plan, but we intend to develop and adopt such a plan in mid-2009 that will achieve these goals.

Perquisites and Other Personal Benefits

We expect to provide named executive officers with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions.  In addition, we have entered into executive employment agreements with our Chief Executive Officer, Chief Operating Officer and our General Counsel that provide for certain payments upon a change in control of Pacific Ethanol.  Information regarding applicable payments under these agreements is provided under the heading “Calculation of Potential Payments upon Termination or Change in Control” below.  The Compensation Committee expects to periodically review the levels of perquisites and other personal benefits provided to our named executive officers.

Accounting and Tax Treatment

We account for equity compensation paid to our employees in accordance with generally accepted accounting principles, which requires us to estimate and record an expense over the service period of the award.  Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.  Unless and until we achieve sustained profitability, the availability to us of a tax deduction for compensation expenses will not be material to our financial position.  We structure cash bonus compensation so that it is taxable to our executives at the time it becomes available to them.

The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals.  We currently intend that all cash compensation paid will be tax deductible by us.  However, with respect to equity compensation awards, while any gain recognized by employees from nonqualified options should be deductible, to the extent that an option constitutes an incentive stock option, gain recognized by the optionee will not be deductible if there is a disqualifying disposition by the optionee.  In addition, if we grant awards of restricted stock or restricted stock units that are not subject to performance vesting, they may not be fully deductible by us at the time the award is otherwise taxable to the employee.

The following Compensation Committee Report is not considered proxy solicitation material and is not deemed filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act or under the Exchange Act that might incorporate future filings made by Pacific Ethanol under those statutes, the Compensation Committee Report will not be incorporated by reference into any such prior filings or into any future filings made by us under those statutes.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management, and based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2008, as amended, and this proxy statement.

Respectfully submitted,
Compensation Committee
Larry D. Layne
John L. Prince
Douglas L. Kieta
Terry L. Stone

Summary Compensation Table

The following table sets forth summary information concerning the compensation of our principal executive officer, our Chief Operating Officer, our Vice President, General Counsel and Secretary, and our former Chief Financial Officer who served as our principal financial officer (collectively, the “named executive officers”), for all services rendered in all capacities to us for the years ended December 31, 2008, 2007 and 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compen- sation ($)(2)		Total ($)
Neil M. Koehler Chief Executive Officer and President	2008	$359,135	$—	$247,638	$—		$14,071	(4)	$620,844
	2007	$284,615	$—	$183,362	$—		$—		$467,977
	2006	$200,000	$—	$349,917	$300,000	(3)	$—		$849,917
John T. Miller Chief Operating Officer(5)	2008	$301,250	$—	$163,232	$—		$12,050	(6)	$476,532
	2007	$247,500	$—	$137,522	$—		$116,252	(7)	$501,274
	2006	$88,349	$—	$262,437	$—		$—		$350,786
Christopher W. Wright Vice President, General Counsel and Secretary	2008	$236,827	$—	$155,519	$—		$—		$392,346
	2007	$223,461	$—	$137,522	$—		$25,917	(8)	$386,900
	2006	$88,349	$—	$262,437	$—		$13,995	(8)	$364,781
Joseph W. Hansen Former Chief Financial Officer(9)	2008	$238,461	$—	$148,780	$—		$—		$387,241
_______________
(1)
The amounts shown are the compensation costs recognized in our financial statements for 2007 and 2008 related to shares of common stock awarded to certain named executive officers since 2006. The fair values of the shares of common stock were calculated based on the fair market value of our common stock on the respective grant dates.  The shares of common stock were issued under our 2006 Stock Incentive Plan.  Information regarding the vesting schedules for Messrs. Koehler, Miller, Wright and Hansen is included in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table below.

(2)	Except as listed the value of perquisites and other personal benefits was less than $10,000 in aggregate for each executive other than Messrs. Koehler, Miller and Wright.
(3)	Represents compensation under Mr. Koehler’s Executive Employment Agreement based on the net free cash flow of Kinergy. See “Executive Employment Agreements—Neil M. Koehler” below.
(4)	Amount represents matching 401k funds from the Company.
(5)
Mr. Miller was our Acting Chief Financial Officer from January 1, 2007 through June 3, 2007 and from July 19, 2007 through January 1, 2008.  Joseph W. Hansen was appointed as our Chief Financial Officer effective January 2, 2008 and was terminated on April 3, 2009.

(6)	Amount represents matching 401k funds from the Company.
(7)
Amount represents perquisites or personal benefits relating to and including $1,770 attributable to payment of or reimbursement for commuting expenses from Mr. Miller’s home to our corporate office locations in Fresno and Sacramento, California; $20,925 attributable to housing and other living expenses; $57,225 attributable to payment of or reimbursement for expenses associated with the relocation of Mr. Miller’s residence to close proximity with our corporate headquarters in Sacramento, California; and $36,332 attributable to tax gross-up benefits associated with Mr. Miller’s relocation.

(8)
Amount represents perquisites or personal benefits relating to payment of or reimbursement for commuting expenses from Mr. Wright’s home to our corporate office locations in Fresno and Sacramento, California, and housing and other living expenses.

(9)	Mr. Hansen was appointed as our Chief Financial Officer on January 2, 2008 and was terminated on April 3, 2009.

Executive Employment Agreements

Neil M. Koehler

Our Amended and Restated Executive Employment Agreement with Mr. Koehler dated as of December 11, 2007 provides for at-will employment.  Mr. Koehler was to receive a base salary of $300,000 per year, which was increased to $375,000 effective March 1, 2008, and is eligible to receive an annual discretionary cash bonus of up to 70% of his base salary, to be paid based upon performance criteria set by the Board and an additional cash bonus not to exceed 50% of the net free cash flow of Kinergy Marketing, LLC (defined as revenues of Kinergy Marketing, LLC, less Mr. Koehler’s salary and performance bonus, less capital expenditures and all expenses incurred specific to Kinergy Marketing, LLC), subject to a maximum of $300,000 in any given year; provided, that such bonus will be reduced by ten percentage points each year, commencing in 2005, such that 2009 will be the final year of such bonus at 10% of net free cash flow.

Upon termination by Pacific Ethanol without cause, resignation by Mr. Koehler for good reason or upon Mr. Koehler’s disability, Mr. Koehler is entitled to receive (i) severance equal to twelve months of base salary, (ii) continued health insurance coverage for twelve months, and (iii) accelerated vesting of 25% of all shares or options subject to any equity awards granted to Mr. Koehler prior to Mr. Koehler’s termination which are unvested as of the date of termination.  Notwithstanding the foregoing, if Mr. Koehler is terminated without cause or resigns for good reason within three months before or twelve months after a change in control, Mr. Koehler is entitled to (a) severance equal to eighteen months of base salary, (b) continued health insurance coverage for eighteen months, and (c) accelerated vesting of 100% of all shares or options subject to any equity awards granted to Mr. Koehler prior to Mr. Koehler’s termination that are unvested as of the date of termination.

The term “for good reason” is defined in the Executive Employment Agreement as (i) the assignment to Mr. Koehler of any duties or responsibilities that result in the material diminution of Mr. Koehler’s authority, duties or responsibility, (ii) a material reduction by Pacific Ethanol in Mr. Koehler’s annual base salary, except to the extent the base salaries of all other executive officers of Pacific Ethanol are accordingly reduced, (iii) a relocation of Mr. Koehler’s place of work, or Pacific Ethanol’s principal executive offices if Mr. Koehler’s principal office is at such offices, to a location that increases Mr. Koehler’s daily one-way commute by more than thirty-five miles, or (iv) any material breach by Pacific Ethanol of any material provision of the Executive Employment Agreement.

The term “cause” is defined in the Executive Employment Agreement as (i) Mr. Koehler’s indictment or conviction of any felony or of any crime involving dishonesty, (ii) Mr. Koehler’s participation in any fraud or other act of willful misconduct against Pacific Ethanol, (iii) Mr. Koehler’s refusal to comply with any lawful directive of Pacific Ethanol, (iv) Mr. Koehler’s material breach of his fiduciary, statutory, contractual, or common law duties to Pacific Ethanol, or (v) conduct by Mr. Koehler which, in the good faith and reasonable determination of the Board, demonstrates gross unfitness to serve; provided, however, that in the event that any of the foregoing events is reasonably capable of being cured, Pacific Ethanol shall, within twenty days after the discovery of such event, provide written notice to Mr. Koehler describing the nature of such event and Mr. Koehler shall thereafter have ten business days to cure such event.

A “change in control” of Pacific Ethanol is deemed to have occurred if, in a single transaction or series of related transactions (i) any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employee benefit program, is or becomes a “beneficial owner” (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities of Pacific Ethanol representing a majority of the combined voting power of Pacific Ethanol, (ii) there is a merger, consolidation or other business combination transaction of Pacific Ethanol with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of Pacific Ethanol outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of Pacific Ethanol (or the surviving entity) outstanding immediately after such transaction, or (iii) all or substantially all of our assets are sold.

John T. Miller

Our Amended and Restated Executive Employment Agreement with Mr. Miller dated as of December 11, 2007 provides for at-will employment.  Mr. Miller was to receive a base salary of $250,000 per year, which was increased to $315,000 effective March 1, 2008, and is eligible to receive an annual discretionary cash bonus of up to 50% of his base salary, to be paid based upon performance criteria set by the Board.  All other terms and conditions of Mr. Miller’s Executive Employment Agreement are substantially the same as those contained in Mr. Koehler’s Executive Employment Agreement, except that Mr. Miller is not entitled to any bonus based on the net free cash flow of Kinergy Marketing, LLC.

Christopher W. Wright

Our Amended and Restated Executive Employment Agreement with Mr. Wright dated as of December 11, 2007 provides for at-will employment.  Mr. Wright was to receive a base salary of $225,000 per year, which was increased to $240,000, effective March 1, 2008, and is eligible to receive an annual discretionary cash bonus of up to 50% of his base salary, to be paid based upon performance criteria set by the Board.  All other terms and conditions of Mr. Wright’s Executive Employment Agreement are substantially the same as those contained in Mr. Koehler’s Executive Employment Agreement, except that Mr. Wright is not entitled to any bonus based on the net free cash flow of Kinergy Marketing, LLC.

Joseph W. Hansen

Our Executive Employment Agreement with Mr. Hansen dated as of December 11, 2007 provided for at-will employment.  Mr. Hansen was to receive a base salary of $250,000 per year and was eligible to receive an annual discretionary cash bonus of up to 50% of his base salary, to be paid based upon performance criteria set by the Board.  All other terms and conditions of Mr. Hansen’s Executive Employment Agreement were substantially the same as those contained in Mr. Koehler’s Executive Employment Agreement, except that Mr. Hansen was not entitled to any bonus based on the net free cash flow of Kinergy Marketing, LLC. On April 3, 2009, we terminated Mr. Hansen’s employment and his Executive Employment Agreement.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers during the year ended December 31, 2008. As of the end of 2008, none of the named executive officers held any performance-based equity or non-equity incentive awards.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Neil M. Koehler	April 8, 2008	79,908	$342,805
John T. Miller	April 8, 2008	31,963	$137,121
Christopher W. Wright	April 8, 2008	22,374	$95,985
Joseph W. Hansen	January 17, 2008	52,650	$290,628
	April 8, 2008	22,374	$95,985

____________________
(1)
The stock awards reported in the above table represent shares of stock granted under our 2006 Stock Incentive Plan. Mr. Hansen’s grant dated January 17, 2008 vested as to 10,530 shares on April 1, 2008 and as to 10,530 shares on October 4, 2008 and, originally, the balance was to vest on each of the next three anniversaries commencing October 4, 2009. Upon our termination of Mr. Hansen’s employment on April 3, 2009, 12,092 shares vested immediately and the balance of his shares of restricted stock were forfeited. The shares granted on April 8, 2008 to the other named executive officers vest as to 25% of the shares on each of the next four anniversaries commencing on April 1, 2009.

(2)
The dollar value of grants of common stock shown represents the grant date fair value calculated based on the fair market value of our common stock on the grant date.  The actual value that an executive will realize on the award will depend on the price per share of our common stock at the time shares are sold.  There is no assurance that the actual value realized by an executive will be at or near the grant date fair value of the shares awarded.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information about outstanding equity awards held by our named executive officers as of December 31, 2008.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Neil M. Koehler	122,028	$53,692
John T. Miller	63,553	$27,963
Christopher W. Wright	53,964	$23,744
Joseph W. Hansen	53,964	$23,744
___________________
(1)
The stock awards reported in the above table represent shares of stock granted under our 2006 Stock Incentive Plan on October 4, 2006, January 17, 2008 and April 8, 2008. Mr. Koehler’s grant vests as to 14,040 shares on each of the next four anniversaries of October 4, 2007. Messrs. Miller’s and Wright’s grants each vest as to 10,530 shares on each of the next four anniversaries of October 4, 2007.  Upon our termination of Mr. Hansen’s employment on April 3, 2009, 12,092 shares vested immediately and the balance of his shares of restricted stock were forfeited.

(2)	Represents the fair market value per share of our common stock on December 31, 2008, which was $0.44, multiplied by the number of shares that had not vested as of December 31, 2008.

Option Exercises and Stock Vested

The following table summarizes the vesting of stock awards for each of our named executive officers for the year ended December 31, 2008:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Neil M. Koehler	14,040	$17,971
John T. Miller	10,530	$13,478
Christopher W. Wright	10,530	$13,478
Joseph W. Hansen	21,060	$61,706
___________________
(1)
Represents the closing price of a share of our common stock on the date of vesting multiplied by the number of shares that vested on such date, including any shares that were withheld by us to satisfy minimum employment withholding taxes.

Potential Payments upon Termination or Change in Control

Executive Employment Agreements.  We have entered into agreements with our named executive officers that provide certain benefits upon the termination of their employment under certain prescribed circumstances.  Those agreements are described under “Executive Employment Agreements” above.

2006 Stock Incentive Plan.  Under our 2006 Stock Incentive Plan, if a change in control occurs, each outstanding equity award under the discretionary grant program will automatically accelerate in full, unless (i) that award is assumed by the successor corporation or otherwise continued in effect, (ii) the award is replaced with a cash retention program that preserves the spread existing on the unvested shares subject to that equity award (the excess of the fair market value of those shares over the exercise or base price in effect for the shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those shares, or (iii) the acceleration of the award is subject to other limitations imposed by the plan administrator.  In addition, all unvested shares outstanding under the discretionary grant and stock issuance programs will immediately vest upon the change in control, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect or accelerated vesting is precluded by other limitations imposed by the plan administrator.  Each outstanding equity award under the stock issuance program will vest as to the number of shares of common stock subject to that award immediately prior to the change in control, unless that equity award is assumed by the successor corporation or otherwise continued in effect or replaced with a cash retention program similar to the program described in clause (ii) above or unless vesting is precluded by its terms.  Immediately following a change in control, all outstanding awards under the discretionary grant program will terminate and cease to be outstanding except to the extent assumed by the successor corporation or its parent or otherwise expressly continued in full force and effect pursuant to the terms of the change in control transaction.

The plan administrator will have the discretion to structure one or more equity awards under the discretionary grant and stock issuance programs so that those equity awards will vest in full either immediately upon a change in control or in the event the individual’s service with us or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction, whether or not those equity awards are to be assumed or otherwise continued in effect or replaced with a cash retention program.

The definition of “change in control” under our 2006 Stock Incentive Plan is substantially the same as provided under “Executive Employment Agreements” above.

Calculation of Potential Payments upon Termination or Change in Control

In accordance with the rules of the Securities and Exchange Commission, the following table presents our estimate of the benefits payable to the named executive officers under our 2006 Stock Incentive Plan and their executive employment agreements assuming that for each of Messrs. Koehler, Miller, Wright and Hansen (i) a “change in control” occurred on December 31, 2008, the last business day of 2008, and (a) there was a termination by the executive “for good reason,” or by us without “cause” within three months before or twelve months after the change in control, or (b) none of the executives’ equity awards were assumed by the successor corporation or replaced with a cash retention program, (ii) a qualifying termination occurred on December 31, 2008, which is a termination by the executive “for good reason,” by us without “cause” or upon the executive’s disability, or (iii) a non-qualifying termination occurred on December 31, 2008, which is a voluntary termination by the executive other than “for good reason” or by us for “cause.”  See “Executive Employment Agreements” above for definitions of “for good reason,” “cause” and “change in control.”

Name	Trigger	Salary and Bonus(1)	Continuation of Benefits(2)	Value of Stock Acceleration(3)	Total Value(4)

Neil M. Koehler	Change in Control	$562,500	$24,372	$53,692	$640,564
	Qualifying Termination	$375,000	$16,248	$13,423	$404,671
	Non-Qualifying Termination	$—	$—	$—	$—

John T. Miller	Change in Control	$472,500	$17,226	$27,963	$517,689
	Qualifying Termination	$315,000	$11,484	$6,991	$333,475
	Non-Qualifying Termination	$—	$—	$—	$—

Christopher W. Wright	Change in Control	$360,000	$23,328	$23,744	$407,072
	Qualifying Termination	$240,000	$15,552	$5,936	$261,488
	Non-Qualifying Termination	$—	$—	$—	$—

Joseph W. Hansen(5)	Change in Control	$375,000	$24,372	$23,744	$423,116
	Qualifying Termination	$250,000	$16,248	$5,936	$272,184
	Non-Qualifying Termination	$—	$—	$—	$—
_______________
(1)
Represents eighteen months additional salary after the date of termination in the event of a Change in Control and twelve months additional salary after the date of termination in the event of a Qualifying Termination based on the executive’s salary as of December 31, 2008.

(2)
Represents the aggregate value of the continuation of certain employee health benefits for up to eighteen months after the date of termination in the event of a Change in Control and for up to twelve months after the date of termination in the event of a Qualifying Termination.

(3)
Represents the aggregate value of the accelerated vesting of 100% of all of the executive’s unvested restricted stock grants in the event of a Change in Control and 25% of all of the executive’s unvested restricted stock grants in the event of a Qualifying Termination.  The amounts shown as the value of the accelerated restricted stock grants are based solely on the intrinsic value of the restricted stock grants as of December 31, 2008, which was calculated by multiplying (i) the fair market value of our common stock on December 31, 2008, which was $0.44, by (ii) the assumed number of shares vesting on an accelerated basis on December 31, 2008.

(4)	Excludes the value to the executive of the continuing right to indemnification and continuing coverage under our directors’ and officers’ liability insurance, if applicable.
(5)	Mr. Hansen’s employment was terminated on April 3, 2009 under circumstances deemed to be a “Qualifying Termination.”

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Messrs. Layne, Prince, Kieta and Stone.  None of these individuals were officers or employees of Pacific Ethanol at any time during 2008 or at any other time.  During 2008, none of our executive officers served as a member of the board of directors or compensation committee of any other entity whose executive officer(s) served on our Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Approval of Related Party Transactions

Our Board has the responsibility to review and discuss with management and approve, and has adopted written policies and procedures relating to approval or ratification of, interested transactions with related parties.  During this process, the material facts as to the related party’s interest in a transaction are disclosed to all Board members or an applicable committee.  Under the policies and procedures, the Board is to review each interested transaction with a related party that requires approval and either approve or disapprove of the entry into the interested transaction.  An interested transaction is any transaction in which we are a participant and any related party has or will have a direct or indirect interest.  Transactions that are in the ordinary course of business and would not require either disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Act or approval of the Board or an independent committee of the Board pursuant to applicable NASDAQ rules would not be deemed interested transactions.  No director may participate in any approval of an interested transaction with respect to which he or she is a related party.  Our Board intends to approve only those related party transactions that are in the best interests of Pacific Ethanol and our stockholders.

Other than as described below or elsewhere in this Proxy Statement, since January 1, 2008, there has not been a transaction or series of related transactions to which Pacific Ethanol was or is a party involving an amount in excess of $120,000 and in which any director, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.  All of the below transactions were separately approved by our Board.

Certain Relationships and Related Transactions

Miscellaneous

We are or have been a party to employment and compensation arrangements with related parties, as more particularly described above in “Executive Compensation and Related Information—Executive Employment Agreements.”  We have entered into an indemnification agreement with each of our directors and executive officers.  The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Neil M. Koehler

Series B Preferred Stock

On May 20, 2008, we sold Neil M. Koehler, who is our President and Chief Executive Officer and one of our directors, 256,410 shares our Series B Preferred Stock, all of which were initially convertible into an aggregate of 769,230 shares of our common stock based on an initial three-for-one conversion ratio and warrants to purchase an aggregate of 384,615 shares of our common stock at an exercise price of $7.00 per share, for an aggregate purchase price of $5,000,000.  For the year ended December 31, 2008, we declared and paid cash dividends to Mr. Koehler in respect of our Series B Preferred Stock in the aggregate amount of $214,794.

Loan Transaction

On March 30, 2009, we entered into an unsecured promissory note in favor of Mr. Koehler. The promissory note is for the principal amount of $1,000,000.  Interest on the unpaid principal amount of the promissory note accrues at a rate per annum of 8.00%.  All principal and unpaid interest on the promissory note is due and payable on March 30, 2010.

Paul P. Koehler

Paul P. Koehler, a brother of Neil M. Koehler, who is our President and Chief Executive Officer and one of our directors, is employed by us as Vice President of Corporate Development, at an annual salary of $190,000.

On May 20, 2008, we sold Mr. Koehler 12,820 shares our Series B Preferred Stock, all of which were initially convertible into an aggregate of 38,460 shares of our common stock based on an initial three-for-one conversion ratio and warrants to purchase an aggregate of 19,230 shares of our common stock at an exercise price of $7.00 per share, for an aggregate purchase price of $250,000.  For the year ended December 31, 2008, we declared and paid cash dividends to Mr. Koehler in respect of our Series B Preferred Stock in the aggregate amount of $10,739.

Thomas D. Koehler

Thomas D. Koehler, a brother of Neil M. Koehler, who is our President and Chief Executive Officer and one of our directors, was employed by us as Vice President of Public Policy and Markets, at an annual salary of $175,000 through March 31, 2008, his last day of employment with us.

Effective as of April 1, 2008, we entered into an Independent Contractor Services Agreement with Mr. Koehler for the provision of strategic consulting services, including in connection with promoting Pacific Ethanol and ethanol as a fuel additive and transportation fuel with governmental agencies.  Mr. Koehler is to be compensated at a rate of $12,500 per month.

On May 20, 2008, we sold Mr. Koehler 12,820 shares our Series B Preferred Stock, all of which were initially convertible into an aggregate of 38,460 shares of our common stock based on an initial three-for-one conversion ratio and warrants to purchase an aggregate of 19,230 shares of our common stock at an exercise price of $7.00 per share, for an aggregate purchase price of $250,000.  For the year ended December 31, 2008, we declared and paid cash dividends to Mr. Koehler in respect of our Series B Preferred Stock in the aggregate amount of $10,739.

William L. Jones

Sales of Corn

During 2008, we sold corn to Tri-J Land & Cattle, an entity owned by William L. Jones, our Chairman of the Board and a director. We are not under contract with Tri-J Land & Cattle, but we sell rolled corn to Tri-J Land & Cattle on a spot basis as needed.  Sales of rolled corn to Tri-J Land & Cattle totaled $1,300 for the year ended December 31, 2008.  Accounts receivable from Tri-J Land & Cattle totaled $1,300 at December 31, 2008.

Series B Preferred Stock

On May 20, 2008, we sold Mr. Jones 12,820 shares our Series B Preferred Stock, all of which were initially convertible into an aggregate of 38,460 shares of our common stock based on an initial three-for-one conversion ratio and warrants to purchase an aggregate of 19,230 shares of our common stock at an exercise price of $7.00 per share, for an aggregate purchase price of $250,000.  For the year ended December 31, 2008, we declared and paid cash dividends to Mr. Jones in respect of our Series B Preferred Stock in the aggregate amount of $10,739.

Loan Transaction

On March 30, 2009, we entered into an unsecured promissory note in favor of Mr. Jones. The promissory note is for the principal amount of $1,000,000.  Interest on the unpaid principal amount of the promissory note accrues at a rate per annum of 8.00%.  All principal and unpaid interest on the promissory note is due and payable on March 30, 2010.

Ryan W. Turner

On May 13, 2009, we entered into a consulting agreement with Ryan W. Turner, who is the son-in-law of William L. Jones, for consulting services relating to a potential capital raising transaction and reorganization of us or our bankrupt subsidiaries, or both, at $10,000 per month.

Michael D. Kandris

During 2008, we contracted with Ruan, an entity in which Michael D. Kandris, one of our directors, is a senior officer, for certain transportation services for our products.  For the year ended December 31, 2008, we purchased certain transportation services for $1,487,000.  As of December 31, 2008, we had $608,000 of outstanding accounts payable to Ruan.

Cascade Investment, L.L.C.

For the year ended December 31, 2008, we declared and paid cash dividends to Cascade Investment, L.L.C. (“Cascade”) in respect of our Cumulative Redeemable Convertible Series A Preferred Stock (“Series A Preferred Stock”) in the aggregate amount of $1,709,000.  During 2008, Cascade converted all of its 5,315,625 shares of Series A Preferred Stock into 10,631,250 shares of our common stock.  As a result, at December 31, 2008, there were no outstanding shares of Series A Preferred Stock.

Lyles United, LLC

Series B Preferred Stock

On March 27, 2008, we sold Lyles United, LLC (“Lyles”) 2,051,282 shares our Series B Preferred Stock, all of which were initially convertible into an aggregate of 6,153,846 shares of our common stock based on an initial three-for-one conversion ratio and warrants to purchase an aggregate of 3,076,923 shares of our common stock at an exercise price of $7.00 per share, for an aggregate purchase price of $40,000,000.  We also issued to Lyles a warrant to purchase 100,000 shares of our common stock at an exercise price of $8.00 per share in connection with the extension of the maturity date of a loan.

For the year ended December 31, 2008, we declared and paid cash dividends to Lyles in respect of our Series B Preferred Stock in the aggregate amount of $2,148,000. In addition, as of December 31, 2008, we had notes payable of $30,000,000 to Lyles and $1,500,000 to one of its affiliated companies, Lyles Mechanical Co.

Construction Relationship

During the year ended December 31, 2008, we contracted with the W.M. Lyles Company (“W.M. Lyles”) for certain construction services associated with the construction of some of our ethanol production facilities. These agreements resulted in payments of approximately $43,143,000 to W. M. Lyles and approximately $3,575,000 outstanding as of December 31, 2008.

Lyles United Loan Transactions

In November and December 2007, one of our wholly-owned subsidiaries borrowed, in two loan transactions of equal amount, an aggregate of $30,000,000 from Lyles. The loans were due in the amount of $15,000,000 in each of February and March 2009 and were secured by substantially all of the assets of the subsidiary. We guaranteed the repayment of the loan.  The first loan accrued interest at the Prime Rate of interest as reported from time to time in The Wall Street Journal, plus two percent (2.00%) and the second loan accrued interest at the Prime Rate of interest as reported from time to time in The Wall Street Journal, plus four percent (4.00%).  In connection with the extension of the maturity date of the first loan, we issued to Lyles a warrant to purchase 100,000 shares of our common stock at an exercise price of $8.00 per share.

In connection with the first loan in November 2007, our subsidiary entered into a Letter Agreement with Lyles under which it committed to award the primary construction and mechanical contract to Lyles or one of its affiliates for the construction of an ethanol production facility at our Imperial Valley site near Calipatria, California (the “Project”), conditioned upon the subsidiary electing, in its sole discretion, to proceed with the Project and Lyles or its affiliate having all necessary licenses and being otherwise ready, willing and able to perform the primary construction and mechanical contract.  In the event the foregoing conditions are satisfied and the subsidiary awards the contract to a party other than Lyles or one of its affiliates, the subsidiary will be required to pay to Lyles, as liquidated damages, an amount equal to $5.0 million.

In November 2008, we restructured the loans from Lyles. We assumed all of the subsidiary’s obligations under the loans and issued a single promissory note in favor of Lyles in the principal amount of $30,000,000. The new loan is due March 15, 2009 and accrues interest at the Prime Rate of interest as reported from time to time in The Wall Street Journal, plus three percent (3.00%). We also terminated Lyles’ security interest in our subsidiary’s assets. We also entered into a joint instruction letter with Lyles instructing a subsidiary to remit directly to Lyles any cash distributions received on account of the subsidiary’s ownership interests in the initial obligor subsidiary or Front Range Energy, LLC until such time as the loan is repaid in full.  In addition, the subsidiary entered into a limited recourse guaranty in favor of Lyles to the extent of such cash distributions.  Another subsidiary also guaranteed our obligations as to the loan and pledged all of its assets as security therefor.  Finally, the initial obligor subsidiary paid all accrued and unpaid interest on the initial loans through November 6, 2008 in the aggregate amount of $2,205,000.

We, including through our subsidiaries, paid Lyles an aggregate of $2,683,000 in interest on the loans for the year ended December 31, 2008 and through the filing of this Proxy Statement.

Lyles Mechanical Loan Transaction

In October 2008, we issued an unsecured promissory note to Lyles Mechanical Co., a Lyles affiliate. The promissory note is for the principal amount of $1,500,000 for final payment due to Lyles Mechanical Co. for final construction our ethanol production facility in Stockton, California. Interest on the unpaid principal amount of the promissory note accrues at an annual rate equal to the Prime Rate as reported from time to time in The Wall Street Journal plus two percent (2.00%). All principal and unpaid interest on the promissory note is due on March 31, 2009.

Forbearance Agreements

In February 2009 we and certain of our subsidiaries as well as Lyles and Lyles Mechanical Co. entered into a forbearance agreement relating to the loans described above. In March 2009, we and certain of our subsidiaries as well as Lyles and Lyles Mechanical Co. entered into an amended forbearance agreement relating to the loans described above.  The amended forbearance agreement provides that Lyles and Lyles Mechanical Co. will forbear from exercising their rights and remedies under their promissory notes until the earliest to occur of (i) April 30, 2009; (ii) the date of termination of the forbearance period due to a default under the amended forbearance agreement; and (iii) the date on which all of the obligations under the promissory notes and related documents have been paid and discharged in full and the promissory notes have been canceled.

OTHER INFORMATION

Stockholder Proposals

Pursuant to Rule 14a–8 under the Exchange Act, proposals by stockholders that are intended for inclusion in our Proxy Statement and proxy card and to be presented at our next annual meeting must be received by us no later than 120 calendar days in advance of the one-year anniversary of the date of this Proxy Statement in order to be considered for inclusion in our proxy materials relating to the next annual meeting.  Such proposals shall be addressed to our corporate Secretary at our corporate headquarters and may be included in next year’s annual meeting proxy materials if they comply with rules and regulations of the Securities and Exchange Commission governing stockholder proposals.

Proposals by stockholders that are not intended for inclusion in our proxy materials may be made by any stockholder who timely and completely complies with the notice procedures contained in our bylaws, was a stockholder of record at the time of giving of notice and is entitled to vote at the meeting, so long as the proposal is a proper matter for stockholder action and the stockholder otherwise complies with the provisions of our bylaws and applicable law.  However, stockholder nominations of persons for election to our Board at a special meeting may only be made if our Board has determined that directors are to be elected at the special meeting.

To be timely, a stockholder’s notice regarding a proposal not intended for inclusion in our proxy materials must be delivered to our secretary at our corporate headquarters not later than:

•
In the case of an annual meeting, the close of business on the 45th day before the first anniversary of the date on which we first mailed our proxy materials for the prior year’s annual meeting of stockholders.  However, if the date of the meeting has changed more than 30 days from the date of the prior year’s meeting, then in order for the stockholder’s notice to be timely it must be delivered to our corporate Secretary a reasonable time before we mail our proxy materials for the current year’s meeting.  For purposes of the preceding sentence, a “reasonable time” coincides with any adjusted deadline we publicly announce.

•	In the case of a special meeting, the close of business on the 7th day following the day on which we first publicly announce the date of the special meeting.

Except as otherwise provided by law, if the chairperson of the meeting determines that a nomination or any business proposed to be brought before a meeting was not made or proposed in accordance with the procedures set forth in our bylaws and summarized above, the chairperson may prohibit the nomination or proposal from being presented at the meeting.

Available Information

We are subject to the informational requirements of the Exchange Act.  In accordance with the Exchange Act, we file reports, proxy statements and other information with the Securities and Exchange Commission.  These materials can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C.  20549.  The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  Our common stock trades on The NASDAQ Global Market under the symbol “PEIX.”

Annual Report

A copy of our Annual Report on Form 10-K for the year ended December 31, 2008, as amended, has been provided concurrently with this proxy statement (or made available electronically, for stockholders who elected to access these materials over the Internet) to all stockholders entitled to notice of and to vote at the Annual Meeting.  The Annual Report is not incorporated by reference into this Proxy Statement and is not deemed to be a part of our proxy solicitation materials.  Copies of our Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2008, as amended, will be furnished by first class mail, without charge, to any person from whom the accompanying proxy is solicited upon written or oral request to Pacific Ethanol, Inc., 400 Capitol Mall, Suite 2060, Sacramento, California  95814, Attention:  Investor Relations, telephone (916) 403-2123.  If exhibit copies are requested, a copying charge of $0.20 per page applies.  In addition, all of our public filings, including our Annual Report, can be found free of charge on the website of the Securities and Exchange Commission at http://www.sec.gov.

PACIFIC ETHANOL, INC. 400 CAPITOL MALL SUITE 2060 SACRAMENTO, CA 95814-4407
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Electronic Delivery of Future PROXY MATERIAS
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR each proposal.	All	All	Except

1. Election of Directors Nominees:	☐	☐	☐	________________________________________

01) William L. Jones	02) Neil M. Koehler	03) Terry L. Stone	04) John L. Prince	05) Douglas L. Kieta
06) Larry D. Layne	07) Michael D. Kandris

The Board of Directors recommends you vote FOR the following proposal(s):	For	Against	Abstain

2. To ratify the appointment of Hein & Associates LLP as the Company's independent registered public accounting firm for the year ending December 31, 2009.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here.
(see reverse for instructions)			☐
	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

PROXY FOR 2009 ANNUAL MEETING OF STOCKHOLDERS PACIFIC ETHANOL, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Pacific Ethanol, Inc. (the "Company"), hereby constitutes and appoints Neil M. Koehler and William L. Jones, with the power to appoint their substitutes, as attorney and proxy to appear, attend and vote all the shares of common stock of the Company standing in the name of the undersigned on the record date at the 2009 Annual Meeting of Stockholders of the Company to be held at 9:00 a.m., local time, on Tuesday, December 29, 2009 at the Company’s Headquarters, 400 Capitol Mall, Suite 2060 in Sacramento, CA  95814, and at any adjournment or adjournments thereof, upon the below proposals.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

*** Exercise Your Right to Vote ***
IMPORTANT NOTICE Regarding the Availability of Proxy Materials

PACIFIC ETHANOL, INC.	Meeting Information

Meeting Type:   Annual Meeting
For holders as of:  November 12, 2009
Date: December 29, 2009 Time: 9:00 AM PST
Location:                     Company's Headquarters
400 Capitol Mall
Suite 2060
Sacramento, CA  95814

You are receiving this communication because you hold shares in the above named company.

PACIFIC ETHANOL, INC. 400 CAPITOL MALL SUITE 2060 SACRAMENTO, CA 95814-4407	This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Notice & Proxy Statement 2. Annual Report
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Voting items

The Board of Directors recommends that you
vote FOR the following:

1. Election of Directors
Nominees

01) William L. Jones	02) Neil M. Koehler	03) Terry L. Stone	04) John L. Prince	05) Douglas L. Kieta
06) Larry D. Layne	07) Michael D. Kandris

The Board of Directors recommends you vote FOR the following proposal(s):

2. To ratify the appointment of Hein & Associates LLP as the Company's independent registered public accounting firm for the year ending December 31, 2009.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.